UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010

WASHINGTON MUTUAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	91-1653725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

925 FOURTH AVENUE, SUITE 2500
SEATTLE, WASHINGTON 98104
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on September 7, 2010, the United States Bankruptcy Court for the District of Delaware (the “Court”) approved certain settlements with the Internal Revenue Service (“IRS”) that concern approximately $5.2 billion (including interest) (the “Settled Refund Amount”) of the estimated $5.5 - $5.8 billion of tax refunds that Washington Mutual, Inc. (the “Company”) expects to receive in respect of taxes that have been previously paid by the Company in its capacity as common parent of the Company’s consolidated tax group.

As previously disclosed, on September 27, 2010, the U.S. Congress Joint Committee on Taxation notified the Company that it has completed its review and that it has taken no exception to the conclusions reached by the IRS.

On October 7, 2010, the U.S. Department of Treasury paid approximately $4.77 billion of the Settled Refund Amount to a segregated escrow account (the “Escrow Account”) that was established by the Company, JPMorgan Chase Bank, N.A. (“JPMC”) and the Federal Deposit Insurance Corporation, in its capacity as receiver for Washington Mutual Bank (the “FDIC Receiver”) with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).  The Company expects that the balance of the Settled Refund Amount will be paid in the near term.  The Settled Refund Amount, together with any interest and income relating thereto, shall remain in the Escrow Account until (a)(i) the effective date of that certain Amended and Restated Settlement Agreement, dated as of October 1, 2010, by and among the Company, WMI Investment Corp. (together with the Company, the “Debtors”), JPMC, the FDIC Receiver, the Federal Deposit Insurance Corporation in its corporate capacity, the Debtors’ official committee of unsecured creditors, and certain other significant creditor constituencies, and (ii) the receipt by the Escrow Agent of a joint written notice from an authorized officer of each of the Company, JPMC and the FDIC Receiver, (b) the mutual agreement of the Company, JPMC and the FDIC Receiver, which agreement is approved by an order of the Bankruptcy Court, or (c) entry of a final order by a court of competent jurisdiction that determines the ownership of the Settled Refund Amount between the Company, JPMC and the FDIC Receiver.

Cautionary Statement Regarding Forward-Looking Statements

The Current Report on Form 8-K contains certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 under “Factors that May Affect Future Results.” These risks include, among other factors, changes in business, economic and market conditions, changes in government regulation, and changes in the competitive environment in which the Company operates. Other risks that the Company faces include, but are not limited to, the following: (i) the Company’s ability to obtain Court approval with respect to motions in the Debtors’ chapter 11 proceedings prosecuted by the Debtors from time to time; (ii) risks associated with third parties seeking and obtaining Court approval to convert the Debtors’ chapter 11 cases to cases under chapter 7 of the bankruptcy code; (iii) the potential adverse impact of the examination that the Company's Court-approved examiner, Joshua R. Hochberg, Esq., is currently conducting; (iv) risks associated with litigation and other claims that involve the Company; and (v) the potential adverse impact of the Debtors’ chapter 11 cases on the Debtors’ liquidity or results of operations. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Current Reports on Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Date: October 12, 2010	By:	/s/ John Maciel
John Maciel
Chief Financial Officer